Exhibit 99.1

TCW Direct Lending Strategic Ventures LLC

Financial Statements

June 30, 2026

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS (Unaudited) June 30, 2026

Industry	Issuer	Acquisition Date	Investment	% of Members’ Capital	Par Amount	Maturity Date	Amortized Cost	Fair Value
DEBT
Diversified Consumer Services
	School Specialty, LLC(1)	09/15/20	Term Loan - 11.76% (SOFR + 8.00%, 1.25% Floor)	20.2%	$4,299,897	12/29/26	$4,299,897	$4,299,897
TOTAL DEBT (20.2%)				20.2%			4,299,897	4,299,897

					Shares/ Contracts		Cost	Fair Value
EQUITY
Diversified Consumer Services
	SSI Parent, LLC(1)(2)		Common Stock	0.0%	51,000		34,124	—
	SSI Parent, LLC(1)(2)		Class A Preferred Stock	53.9%	510,549		5,105,495	11,436,308
	SSI Parent, LLC(1)(2)		Class B Preferred Stock	6.3%	227,629		225,831	1,342,524
TOTAL EQUITY (60.2%)				60.2%			5,365,450	12,778,832
	Total Debt & Equity Investments (80.4%)(3)			80.4%			9,665,347	17,078,729
	Cash Equivalents
	First American Government Obligation Fund, Yield 3.56%			20.0%	4,235,098		4,235,098	4,235,098
	Total Cash Equivalents			20.0%			4,235,098	4,235,098
	Total Investments (100.4%)						$13,900,445	$21,313,827
	Other Liabilities in Excess of Other Assets (-0.4%)							(85,877)
	Members’ Capital (100.0%)							$21,227,950

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS (Unaudited)(continued) June 30, 2026

(1)
As defined in the Investment Company Act of 1940, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, between 5% and 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company. Fair value as of December 31, 2025 and June 30, 2026 along with transactions during the period ended June 30, 2026 in these affiliated investments are as follows:

Name of Investments	Fair Value at December 31, 2025	Gross Additions(a)	Gross Reductions(b)	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value at June 30, 2026	Interest/ Dividend/ Other income
SSI Parent, LLC Common Stock	$7,569,129	$—	$—	$—	$(7,569,129)	$—	$753
SSI Parent, LLC Class A Preferred Stock	11,436,308	—	—	—	—	11,436,308	3,033
SSI Parent, LLC Class B Preferred Stock	3,346,151	—	—	—	(2,003,627)	1,342,524	660
School Specialty, LLC Term Loan - 11.76%	4,529,445	—	(229,548)	—	—	4,299,897	265,259
Total non-controlled affiliated investments	$26,881,033	$—	$(229,548)	$—	$(9,572,756)	$17,078,729	$269,705

(a) Gross additions include new purchases, PIK income and amortization of original issue and market discounts.

(b) Gross reductions include decreases in the cost basis from sales, paydown and the amortization of premium.

(2)
Non-income producing
(3)
The fair value of each non-controlled/non-affiliated investment was determined using significant unobservable inputs and such investments are considered to be Level 3 within the Fair Value Hierarchy. See Note 3 “Investment Valuations and Fair Value Measurements.”

SOFR - Secured Overnight Financing Rate, generally 1-Month or 3-Month

Geographic Breakdown of Portfolio
United States	100%

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $19,867 and $16,013,429, respectively, for the period ended June 30, 2026. Aggregate acquisitions includes investment assets received as payment in kind. Aggregate dispositions includes principal paydowns on and maturities of debt investments.

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS December 31, 2025

Industry	Issuer	Acquisition Date	Investment	% of Members’ Capital	Par Amount	Maturity Date	Amortized Cost	Fair Value
DEBT
Diversified Consumer Services
	School Specialty, LLC(1)	09/15/20	Term Loan - 11.84% (SOFR + 8.00%, 1.25% Floor)	9.7%	$4,529,445	12/29/26	$4,529,445	$4,529,445
Pharmaceuticals
	Noramco, LLC	07/01/16	Term Loan - 12.51% inc PIK (SOFR + 8.38%, 1.00% Floor, 0.38% PIK)	33.3%	15,764,014	05/01/26	15,764,014	15,480,262
TOTAL DEBT (43.0%)				43.0%			20,293,459	20,009,707

					Shares/ Contracts		Cost	Fair Value
EQUITY
Diversified Consumer Services
	SSI Parent, LLC(1)(2)		Common Stock	16.3%	51,000		34,124	7,569,129
	SSI Parent, LLC(1)(2)		Class A Preferred Stock	24.6%	510,550		5,105,495	11,436,308
	SSI Parent, LLC(1)(2)		Class B Preferred Stock	7.2%	227,629		225,831	3,346,151
TOTAL EQUITY (48.1%)				48.1%			5,365,450	22,351,588
	Total Debt & Equity Investments (91.1%)(3)			91.1%			25,658,909	42,361,295
	Cash Equivalents
	First American Government Obligation Fund, Yield 3.68%			8.7%	4,053,933		4,053,933	4,053,933
	Total Cash Equivalents			8.7%			4,053,933	4,053,933
	Total Investments (99.8%)						$29,712,842	$46,415,228
	Other Assets in Excess of Other Liabilities (0.2%)							71,633
	Members’ Capital (100.0%)							$46,486,861

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

SCHEDULE OF INVESTMENTS (continued) December 31, 2025

(1)
As defined in the Investment Company Act of 1940, the investment is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, between 5% and 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company. Fair value as of December 31, 2024 and December 31, 2025 along with transactions during the year ended December 31, 2025 in these affiliated investments are as follows:

Name of Investments	Fair Value at December 31, 2024	Gross Additions(a)	Gross Reductions(b)	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value at December 31, 2025	Interest/ Dividend/ Other income
Animal Supply Company, LLC Term Loan - 13.28%	$521,811	$—	$—	$(20,805,246)	$20,283,435	$—	$(230)
Animal Supply Company, LLC First Out Term Loan - 13.09%	2,055,780	27,972	—	(2,064,472)	(19,280)	—	26,318
Retail & Animal Intermediate, LLC Delayed Draw Priming Term Loan - 20.0%	—	—	—	(2,141,381)	2,141,381	—	—
SSI Parent, LLC Common Stock	10,708,776	—	—	—	(3,139,647)	7,569,129	893,569
SSI Parent, LLC Class A Preferred Stock	11,436,308	—	—	—	—	11,436,308	2,318
SSI Parent, LLC Class B Preferred Stock	3,346,151	—	—	—	—	3,346,151	678
School Specialty, LLC Term Loan - 11.84%	5,107,594	4,555	(577,946)	—	(4,758)	4,529,445	608,940
Total non-controlled affiliated investments	$33,176,420	$32,527	$(577,946)	$(25,011,099)	$19,261,131	$26,881,033	$1,531,593

(a) Gross additions include new purchases, PIK income and amortization of original issue and market discounts.

(b) Gross reductions include decreases in the cost basis from sales, paydown and the amortization of premium.

(2)
Non-income producing
(3)
The fair value of each non-controlled/non-affiliated investment was determined using significant unobservable inputs and such investments are considered to be Level 3 within the Fair Value Hierarchy. See Note 3 “Investment Valuations and Fair Value Measurements.”

SOFR - Secured Overnight Financing Rate, generally 1-Month or 3-Month

Geographic Breakdown of Portfolio
United States	100%

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $94,240 and $849,163, respectively, for the year ended December 31, 2025. Aggregate acquisitions includes investment assets received as payment in kind. Aggregate dispositions includes principal paydowns on and maturities of debt investments.

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF ASSETS AND LIABILITIES June 30, 2026

	As of
	June 30,	As of
	2026	December 31,
	(unaudited)	2025
Assets
Investments, at fair value
Non-controlled affiliated investments (amortized cost of $9,665 and $9,895, respectively)	$17,079	$26,881
Non-controlled/non-affiliated investments (amortized cost of $0 and $15,764, respectively)	—	15,480
Cash and cash equivalents	4,235	4,054
Interest receivable	7	179
Prepaid and other assets	—	32
Total Assets	$21,321	$46,626
Liabilities
Sub-administrator and custody fees payable	$64	$109
Audit fees payable	29	30
Total Liabilities	$93	$139
Members’ Capital	$21,228	$46,487
Commitments and Contingencies (Note 7)
Members’ Capital
Preferred members	$21,228	$46,487
Members’ Capital	$21,228	$46,487

			Noncontrolling
			interest in
Members’ Capital Represented by:	Preferred Members	Common Members	consolidated subsidiary fund	Members’ Capital
Net contributed capital	$454,279	$1,000	$3,507	$458,786
Net distributed capital	(639,479)	(1,000)	(4,235)	(644,714)
Cumulative net income, before organization costs	206,428	704	728	207,860
Organization costs	—	(704)	—	(704)
Total Members’ Capital as of June 30, 2026 (Unaudited)	$21,228	$—	$—	$21,228

			Noncontrolling
			interest in
Members’ Capital Represented by:	Preferred Members	Common Members	consolidated subsidiary fund	Members’ Capital
Net contributed capital	$454,279	$1,000	$3,507	$458,786
Net distributed capital	(622,679)	(1,000)	(4,235)	(627,914)
Cumulative net income, before organization costs	214,887	704	728	216,319
Organization costs	—	(704)	—	(704)
Total Members’ Capital as of December 31, 2025	$46,487	$—	$—	$46,487

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF OPERATIONS (Unaudited) June 30, 2026

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2026	June 30, 2025
Investment Income:
Non-controlled/non-affiliated investments:
Interest income	$699	$1,121
Interest income paid-in-kind	20	41

Non-controlled affiliated investments:
Interest income	264	316
Interest income paid-in-kind	—	23
Fee income	6	—
Total investment income	989	1,501

Expenses:
Sub-administrator and custody fees	72	72
Insurance fees	32	35
Audit fees	32	53
Tax service fee	14	24
Valuation fees	7	5
Other	2	—
Total expense	159	189
Net investment income	830	1,312
Net realized and unrealized gain/(loss) on investments
Net realized gain/(loss):
Non-controlled affiliated investments	—	(25,011)
Net change in unrealized appreciation/(depreciation):
Non-controlled/non-affiliated investments	284	(55)
Non-controlled affiliated investments	(9,573)	20,220
Net realized and unrealized gain/(loss) on investments	(9,289)	(4,846)
Net increase (decrease) in Members’ Capital from operations	$(8,459)	$(3,534)
Net increase (decrease) in Members’ Capital from operations attributable to the Preferred Members from operations	$(8,459)	$(3,534)

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (Unaudited) June 30, 2026

			For the Six
			Months Ended
			June 30, 2026
			Noncontrolling
			interest in
			consolidated
	Preferred Members	Common Members	subsidiary fund	Total
Members’ Capital, beginning of period	$46,487	$—	$—	$46,487
Net increase (decrease) in Members’ Capital resulting from operations:
Net investment income	830	—	—	830
Net change in unrealized appreciation/(depreciation) on investments	(9,289)	—	—	(9,289)
Net decrease in Members’ Capital resulting from capital activity:
Distributions to Members	(16,800)	—	—	(16,800)
Total decrease in Members’ Capital	(25,259)	—	—	(25,259)
Members’ Capital, end of period	$21,228	$—	$—	$21,228

			For the Six
			Months Ended
			June 30, 2025
			Noncontrolling
			interest in
			consolidated
	Preferred Members	Common Members	subsidiary fund	Total
Members’ Capital, beginning of period	$64,038	$—	$—	$64,038
Net increase (decrease) in Members’ Capital resulting from operations:
Net investment income	1,312	—	—	1,312
Net realized gain/(loss) on investments	(25,011)	—	—	(25,011)
Net change in unrealized appreciation/(depreciation) on investments	20,165	—	—	20,165
Net decrease in Members’ Capital resulting from capital activity:
Distributions to Members	(12,700)	—	—	(12,700)
Total decrease in Members’ Capital	(16,234)	—	—	(16,234)
Members’ Capital, end of period	$47,804	$—	$—	$47,804

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

(Dollar amounts in thousands)

STATEMENTS OF CASH FLOWS (Unaudited) June 30, 2026

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2026	June 30, 2025
Cash Flows from Operating Activities
Net increase (decrease) in members’ capital resulting from operations	$(8,459)	$(3,534)
Adjustments to reconcile the net increase (decrease) in members’ capital resulting from operations to net cash provided by (used in) operating activities:
Proceeds from sales and paydowns of investments	16,013	593
Net realized (gain)/loss on investments	—	25,011
Net change in unrealized (appreciation)/depreciation on investments	9,289	(20,165)
Interest paid-in-kind	(20)	(64)
Accretion of discount	—	29
Increase (decrease) in operating assets and liabilities:
(Increase) decrease in interest receivable	172	106
(Increase) decrease in prepaid and other assets	32	35
Increase (decrease) in sub-administrator and custody fees payable	(45)	(49)
Increase (decrease) in audit fees payable	(1)	9
Net cash provided by operating activities	16,981	1,971
Cash Flows from Financing Activities
Distributions to Members	(16,800)	(12,700)
Net cash (used in) financing activities	(16,800)	(12,700)
Net increase (decrease) in cash	181	(10,729)
Cash and cash equivalents, beginning of period	4,054	14,901
Cash and cash equivalents, end of period	$4,235	$4,172

The accompanying notes are an integral part of these financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited) June 30, 2026

1.
ORGANIZATION

Investment Objective: TCW Direct Lending Strategic Ventures LLC (the “Fund”) is a closed-end investment company formed as a Delaware limited liability company for the purpose of investing in corporate senior secured middle-market floating rate loans. Investments may include other loans and securities received as a result of the restructuring, workout or bankruptcy of an existing loan.

Limited Liability Company Agreement: The Amended and Restated Limited Liability Company agreement (the “Agreement”), dated June 5, 2015, was entered into by and among TCW Direct Lending LLC, an affiliated fund (also known as the “BDC”) and two third-party members (the “Third-Party Members”). The BDC and each Third-Party Member own a Preferred Membership Interest (collectively the “Preferred Members”) and a Common Membership Interest (collectively the “Common Members”) (together with the Preferred Members, the “Members”). The BDC owns 80% of the Preferred and Common Membership Interests and the Third-Party Members own the remaining 20% of Preferred and Common Membership Interests. The initial closing date of the Fund was June 5, 2015 (“Initial Closing Date”).

The Agreement amends and restates the original agreement, dated May 26, 2015 that the BDC entered into as the sole member of the Fund.

Term: The Fund will continue until the sixth anniversary of the Initial Closing Date unless dissolved earlier or extended for two additional one-year periods by the BDC, in its sole discretion upon notice to the Management Committee (as described below). Thereafter, the term of the Fund may be extended by the BDC for additional one-year periods, in each case with the prior consent of the Management Committee. On February 25, 2021, the Management Committee approved a one year extension of the term of the Fund to June 5, 2022. On February 1, 2022, the Management Committee approved a one year extension of the term of the Fund to June 5, 2023. On April 17, 2023, the Management Committee approved a one year extension of the term of the Fund to June 5, 2024. On May 1, 2024, the Management Committee approved a one year extension of the term of the Fund to June 5, 2025. On May 7, 2025, the Management Committee approved a one year extension of the term of the Fund to June 5, 2026. On May 7, 2026, the Management Committee approved a one year extension of the term of the Fund to June 5, 2027.

Commitment Period: The Commitment Period commenced on June 5, 2015, the Initial Closing Date, and ended June 5, 2019, the third anniversary of the Initial Closing Date. In accordance with the Fund’s Limited Liability Company Agreement, the Fund may complete investment transactions that were significantly in process as of the end of the Commitment Period and which the Fund reasonably expects to be consummated prior to 90 days subsequent to the expiration date of the Commitment Period. The Fund may also affect follow-on investments in existing portfolio companies.

Management Committee: Pursuant to the Agreement, the Management Committee of the Fund has exclusive responsibility for the management, policies and control of the Fund. The BDC and one of the two Third-Party Members, collectively, each appointed one voting member of the Management Committee. The Management Committee can act on behalf and in the name of the Fund to implement the objectives of the Fund and exercise any rights and powers the Fund may possess. The Management Committee will authorize portfolio investment activity, transactions between the Fund and the BDC, and other Members and borrowings of the Fund.

Administration Agreement: The Fund entered into an Administration Agreement with TCW Asset Management Company LLC (“TAMCO”), dated June 5, 2015 to furnish, or arrange for others to furnish, administrative services necessary for the operation of the Fund. In connection therein, TAMCO, as Administrator retained the services of State Street Bank and Trust Company (“State Street”) to assist in providing certain administrative, accounting, operational, investor and financial reporting services for the Fund. On June 13, 2022, the Fund approved the insourcing of administration services previously outsourced by TAMCO to State Street. In connection with TAMCO’s insourcing of administration services, TAMCO terminated its agreement with State Street.

Custody Services Agreement: The Fund entered into a Custody Services Agreement dated June 3, 2015 with State Street to provide custodian services for the Fund. On June 13, 2022, the Fund approved the termination of the Custody Services Agreement effective July 29, 2022. On July 13, 2022, the Fund entered into a Custody Services Agreement with U.S. National Bank Association to provide custodian services for the Fund.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) June 30, 2026

Capital Commitments: Commitments from the Preferred Members and Preferred Members as Common Members are as follows. The commitment amount funded does not include amounts contributed in anticipation of a potential investment that the Fund did not consummate and therefore returned to the Members as unused capital. As of June 30, 2026, aggregate commitments and commitments funded were as follows:

	Committed Capital	Commitments Funded	Percentage Funded
Preferred Membership Interests	$600,000,000	$454,279,088	75.7%
Common Membership Interests	2,000,000	1,000,000	50.0%
Total	$602,000,000	$455,279,088

Recallable Amounts: Each Preferred Member may be required to re-contribute amounts previously distributed equal to 100% of distributions of proceeds during the Commitment Period representing a return of capital contributions made in respect of the Preferred Membership Interest. The recallable amounts as of June 30, 2026 were as follows:

	Recallable Amounts	Recallable Amounts Funded	Percentage Funded
Preferred Membership Interests	$127,837,000	none	n/a

2.
SIGNIFICANT ACCOUNTING POLICIES

The Fund is an investment company following the accounting and reporting guidance in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) No. 946 Financial Services – Investment Companies.

Basis of Presentation: The Fund’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for investment companies.

Use of Estimates: The preparation of the accompanying financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting year. Actual results could differ from those estimates.

Investments: The Fund records investment transactions on the trade date. The Fund considers the trade date for investments not traded on a recognizable exchange, or traded in the over-the-counter markets, to be the date on which the Fund receives legal or contractual title to the asset and bears the risk of loss.

Income Recognition: Interest, interest paid-in-kind and unused commitment fee income are recorded on an accrual basis unless doubtful of collection or the related investment is in default. Realized gains and losses on investments are recorded on a specific identification basis. Amendment, consent, waiver and forbearance fees received in exchange for a concession that result in a change in yield are recognized immediately when earned as interest income. The Fund typically receives a fee in the form of a discount to the purchase price at the time it funds an investment in a loan. The discount is accreted to interest income over the life of the respective loan, as reported in the Statement of Operations, and reflected in the amortized cost basis of the investment. Discounts associated with a revolver as well as fees associated with a delayed draw that remains unfunded are treated as a discount to the issuers’ term loan. Fee income received from the Adviser that the Adviser received from a portfolio company for services rendered, are recognized immediately as income.

Cash and Cash Equivalents: The Fund considers cash equivalents to be liquid investments, including money market funds or individual securities purchased with an original maturity of three months or less. Cash and cash equivalents held by the Fund are generally comprised of money market funds and demand deposits, valued at cost, which approximates fair value and are classified as Level 1 in the GAAP valuation hierarchy.

Income Taxes: The Fund is exempt from federal and state income taxes and, consequently, no income tax provision has been made in the accompanying financial statements.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) June 30, 2026

The Fund has invested in numerous jurisdictions and is therefore subject to varying policies and statutory time limitations with respect to examination of tax positions. The Fund reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition.

The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as an income tax expense in the Statement of Operations. As of and during the periods ended June 30, 2026 and 2025, the Fund did not have a liability for any unrecognized tax benefits, nor did it recognize any interest and penalties related to unrecognized tax benefits.

The Fund is subject to examination by U.S. federal tax authorities for returns filed for the prior three years and by state tax authorities for returns filed for the prior four years.

Recent Accounting Pronouncements: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which intends to improve the transparency of income tax disclosures. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025 and is to be adopted on a prospective basis with the option to apply retrospectively. The Fund adopted ASU 2023-09 effective March 31, 2026 and concluded that the application of this guidance did not have any material impact on its financial statements.

Subsequent Events: The Management Committee evaluated the activity of the Fund through August 12, 2026, the date that the financial statements are available to be issued, and have concluded that no other subsequent events have occurred that would require recognition or disclosure.

3.
INVESTMENT VALUATIONS AND FAIR VALUE MEASUREMENTS

Investments at Fair Value: Investments held by the Fund for which market quotes are readily available are valued at fair value. Fair value is generally determined on the basis of last reported sales price or official closing price on the primary exchange in which each security trades, or if no sales are reported, based on the midpoint of the valuation range obtained for debt investments from a quotation reporting system, established market makers or pricing service. Investments held by the Fund for which market quotes are not readily available or market quotations are not considered reliable are valued at fair value by the Management Committee based on similar instruments, internal assumptions and the weighting of the best available pricing inputs.

Fair Value Hierarchy: Assets and liabilities are classified by the Fund based on valuation inputs used to determine fair value into three levels.

Level 1 values are based on unadjusted quoted market prices in active markets for identical assets.

Level 2 values are based on significant observable market inputs, such as quoted prices for similar assets and quoted prices in inactive markets or other market observable inputs.

Level 3 values are based on significant unobservable inputs that reflect the Fund’s determination of assumptions that market participants might reasonably use in valuing the assets.

Categorization within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation levels are not necessarily an indication of the risk associated with investing in these securities.

The following is a summary by major security type of the fair valuations according to inputs used in valuing investments listed in the Schedule of Investments as of June 30, 2026.

Investments	Level 1	Level 2	Level 3	Total
Debt	$—	$—	$4,299,897	$4,299,897
Equity	—	—	12,778,832	12,778,832
Cash equivalents	4,235,098	—	—	4,235,098
Total Assets	$4,235,098	$—	$17,078,729	$21,313,827

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) June 30, 2026

The following is a summary by major security type of the fair valuations according to inputs used in valuing investments listed in the Schedule of Investments as of December 31, 2025.

Investments	Level 1	Level 2	Level 3	Total
Debt	$—	$—	$20,009,707	$20,009,707
Equity	—	—	22,351,588	22,351,588
Cash equivalents	4,053,933	—	—	4,053,933
Total Assets	$4,053,933	$—	$42,361,295	$46,415,228

The following table provides a reconciliation of the beginning and ending balances for total investments that use Level 3 inputs for the period ended June 30, 2026:

	Debt	Equity
Balance at December 31, 2025	$20,009,707	$22,351,588
Purchases[1]	19,867	—
Sales and paydowns	(16,013,429)	—
Change in unrealized appreciation/(depreciation)	283,752	(9,572,756)
Balance at June 30, 2026	$4,299,897	$12,778,832
Change in unrealized appreciation/(depreciation) in investments still held as of June 30, 2026	$—	$(9,572,756)

1 Purchases of Debt include payment in-kind (PIK) interest of $19,867.

During the period ended June 30, 2026, the Fund did not have any transfers between levels.

The following table provides a reconciliation of the beginning and ending balances for total investments that use Level 3 inputs for the period ended June 30, 2025:

	Debt	Equity
Balance at December 31, 2024	$23,457,586	$25,491,235
Accreted Discounts	(28,963)	—
Purchases[1]	64,302	—
Sales and paydowns	(593,645)	—
Realized gain/(loss)	(25,011,099)	—
Change in unrealized appreciation/(depreciation)	22,346,979	(2,181,785)
Balance at June 30, 2025	$20,235,160	$23,309,450
Change in unrealized appreciation/(depreciation) in investments still held as of June 30, 2025	$(58,550)	$(2,181,785)

1 Purchases of Debt include payment in-kind (PIK) interest of $64,302.

During the period ended June 30, 2025, the Fund did not have any transfers between levels.

Level 3 Assets (Investments): The following valuation techniques and significant inputs are used to determine fair value of investments in private debt for which reliable market quotations are not available. Some of the inputs are independently observable however, a significant portion of the inputs and the internal assumptions applied are unobservable.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) June 30, 2026

Debt, (Level 3), includes investments in privately originated senior secured debt. Such securities are valued based on specific pricing models, internal assumptions and the weighting of the best available pricing inputs. A discounted cash flow approach incorporating a weighted average cost of capital is generally used to determine fair value or, in some cases, an enterprise value waterfall method. Valuation may also include a shadow rating method. Standard pricing inputs include but are not limited to the financial health of the issuer, place in the capital structure, value of other issuer debt, credit, industry, and market risk and events.

Equity, (Level 3), includes common stock, preferred stock and warrants. Such securities are valued based on specific pricing models, internal assumptions and the weighting of the best available pricing inputs. A market approach is generally used to determine fair value. Pricing inputs include, but are not limited to, financial health, and relevant business developments of the issuer; EBITDA, market multiples of comparable companies, comparable market transactions and recent trades or transactions; issuer, industry and market events; contractual or legal restrictions on the sale of the security. When a Black-Scholes pricing model is used, the pricing model takes into account the contract terms as well as multiple inputs, including: time value, implied volatility, equity prices and interest rates. A liquidity discount based on current market expectations, future events, minority ownership position and the period management reasonably expects to hold the investment may be applied.

Pricing inputs and weightings applied to determine value require subjective determination. Accordingly, valuations do not necessarily represent the amounts that may eventually be realized from sales or other dispositions of investments.

The following table summarizes by major security type the valuation techniques and quantitative information utilized in determining the fair value of the Level 3 investments as of June 30, 2026.

Investment Type	Fair Value at June 30, 2026	Valuation Technique	Unobservable Input	Range	Weighted Average	Impact to Valuation from an Increase in Input
Debt	$4,299,897	Market Method	EBITDA Multiple	7.5x to 8.5x	8.0x	Increase
Total Debt	$4,299,897

Equity	$12,778,832	Market Method	EBITDA Multiple	7.5x to 8.5x	8.0x	Increase
Total Equity	$12,778,832

Total Investment	$17,078,729

The following table summarizes by major security type the valuation techniques and quantitative information utilized in determining the fair value of the Level 3 investments as of December 31, 2025.

Investment Type	Fair Value at December 31, 2025	Valuation Technique	Unobservable Input	Range	Weighted Average	Impact to Valuation from an Increase in Input
Debt	$15,480,262	Income Method	Discount Rate	15.4% to 17.8%	16.6%	Decrease
Debt	4,529,445	Market Method	EBITDA Multiple	6.8x to 7.8x	7.3x	Increase
Total Debt	$20,009,707

Equity	$22,351,588	Market Method	EBITDA Multiple	6.8x to 7.8x	7.3x	Increase
Total Equity	$22,351,588

Total Investment	$42,361,295

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) June 30, 2026

4.
ALLOCATIONS AND DISTRIBUTIONS

Allocation of profit and loss: Income, expenses, gains and losses of the Fund are allocated among the Members in such a manner that, at the end of each period, each Member’s capital account is equal to the respective net amount, positive or negative, which would be distributed to such Member if the Fund were to liquidate the assets of the Fund for an amount equal to book value and distribute the proceeds in a manner consistent with the distribution priorities described in the Agreement.

Distribution: Interest, dividends, and other cash flow received by the Fund in respect of Portfolio Investments (“Interest Amounts”) and proceeds attributable to the repayment or disposition of Portfolio Investments (“Proceeds”) received by the Fund are distributed by the Fund to the Members to the extent that such Interest Amounts and Proceeds are available to the Fund after the application of the priority of payments stipulated in the Credit Agreement and after taking into account reserves and working capital needs.

Interest Amounts available to the Fund for distribution to the Members will be distributed in the following order and priorities:

First, one-hundred percent (100%) to the Preferred Members in an amount equal to any declared and unpaid dividends on Preferred Membership Interests, which amounts shall be distributed pro rata among the Preferred Members in accordance with their respective entitlements to such dividends.

Second, one-hundred percent (100%) to the payment of Fund expenses; and

Thereafter, one-hundred percent (100%) to the Common Members, which amounts shall be distributed among the Common Members pro rata based on their respective Unreturned Contributions or, if the Unreturned Contributions of the Common Members equal zero, pro rata based on the respective Commitments of such Common Members in their capacities as Preferred Members with respect to Preferred Membership Interest.

Proceeds available to the Fund for distribution to the Members will be distributed in the following order and priorities:

First, one-hundred percent (100%) to the Preferred Members in an amount equal to any declared and unpaid dividends on Preferred Membership Interests, which amounts shall be distributed pro rata among the Preferred Members in accordance with their respective entitlements to such dividends,

Second, one-hundred percent (100%) to the Preferred Members pro rata based on, and up to the amount of, their respective Unreturned Contributions; and

Thereafter, one-hundred percent (100%) to the Common Members, which amounts shall be distributed among the Common Members pro rata based on their respective Unreturned Contributions or, if the Unreturned Contributions of the Common Members equal zero, pro rata based on the respective Commitments of such Common Members in their capacities as Preferred Members with respect to Preferred Membership Interests.

Preferred Member Dividends: Each Preferred Membership Interest is entitled to quarterly dividends at a rate equal to SOFR plus 6.50% per annum (subject to a SOFR floor of 1.5% per annum) of the Unreturned Contributions associated with their Preferred Membership Interest. Dividends are cumulative and paid when declared by the Management Committee.

Unreturned Contributions: With respect to any Member in respect of each class such Member holds, an amount equal to the excess, if any, of (a) the aggregate contributions of such Member over (b) the aggregate amount distributed to such Member from Proceeds (other than amounts paid in respect of dividends to such Member).

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) June 30, 2026

5.
FUND EXPENSES

The Fund is responsible for all costs and expenses which include organizational expenses, operating expenses; investigative, travel, legal and other transactional expenses incurred with respect to the acquisition, formation, holding and disposition of the Fund’s Portfolio Investments or incurred in connection with Portfolio Investments or transactions not consummated; costs and expenses relating to the liquidation of the Fund; taxes, or extraordinary expenses (such as litigation expenses and indemnification payments to either the Management Committee or the Administrative Agent); valuation-related costs and expenses; and all other costs and expenses of the Fund’s operations, administration and transactions.

Organizational Expenses: Organization expenses will be paid from capital contributions called from the holders of Common Membership Interests. As of June 30, 2026 and December 31, 2025, organization expenses paid inception-to-date total $704,290.

Portfolio Investment Expenses: Expenses related to Portfolio Investments will be paid from capital contributions called from Preferred Membership Interests.

Fund Expenses: Other Fund expenses including those related to unconsummated investments will be paid first from Interest Amounts as provided for in the above Distribution footnote. To the extent that such Interest Amounts are insufficient or unavailable to pay expenses when due, such expenses will be paid from capital contributions called from the holders of Common Membership Interests provided that the aggregate amount called for Fund expenses (including organizational expenses) does not exceed $2 million. To the extent that the foregoing sources of payment are insufficient or unavailable to pay when due, such expenses will be paid from capital contributions called from the Preferred Members.

6.
ADVISER FEE INCOME

Any (i) transaction, advisory, consulting, management, monitoring, directors’ or similar fees, (ii) closing, investment banking, finders’, transaction or similar fees, (iii) commitment, breakup or topping fees or litigation proceeds and (iv) other fee or payment of services performed or to be performed with respect to an investment or proposed investment received from or with respect to portfolio companies or prospective portfolio companies in connection with the Fund’s activities will be allocated pro rata among the Fund and any other funds or accounts advised by the Adviser participating in such investment and the Fund’s share will be the property of the Fund. Notwithstanding the foregoing, for administrative or other reasons, certain fees described in clauses (i) through (iv) above (including any fees for administrative agent services provided by the Adviser or an affiliate with respect to a particular loan or portfolio of loans made by the Fund) may be paid to the Adviser or the affiliate (rather than directly to the Fund), in which case the amount of such fees (net of any related expenses associated with the generation of such fees borne by the Adviser or such affiliate that have not been and will not be reimbursed by the portfolio company) shall be paid to the Fund.

Since inception of the Fund through June 30, 2026 and December 31, 2025, the Adviser was paid directly $1,802,754 and $1,797,141, respectively, of which $5,613 and $4,646 were paid during the period ended June 30, 2026 and the year ended December 31, 2025, respectively. Since inception of the Fund through June 30, 2026 and December 31, 2025, the Fund has recognized $1,802,754 and $1,797,141, respectively, of these fees.

7.
COMMITMENTS AND CONTINGENCIES

As of June 30, 2026 and December 31, 2025, the Fund did not have any unfunded commitments.

In the normal course of business, the Fund enters into contracts which provide a variety of representations and warranties, and general indemnifications. Such contracts include those with certain service providers, brokers and trading counterparties. Any exposure to the Fund under these arrangements is unknown as it would involve future claims that may be made against the Fund; however, based on the Fund’s experience, the risk of loss is remote and no such claims are expected to occur. As such, the Fund has not accrued any liability in connection with such indemnifications.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS (Unaudited)(continued) June 30, 2026

8.
FINANCIAL HIGHLIGHTS

The following summarizes the Fund’s financial highlights for the period ended June 30, 2026 and 2025:

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
	Members	Members
As a percentage of average members’ capital
Net investment income ratio (annualized) [1]	4.34%	4.88%
Expense ratios (annualized) [1]
Operating expenses	0.83%	0.70%
Total expense ratio	0.83%	0.70%

1 The net investment income and expense ratios are calculated for the Members taken as a whole.

The Internal Rates of Return (IRR) since inception of the Members, after financing costs and other operating expenses are 11.2% and 11.5% through June 30, 2026 and 2025, respectively.

The IRR is computed based on cash flow due dates contained in notices to Members (contributions from and distributions to the Members) and the net assets (residual value) of the Members’ capital account at period end and is calculated for the Members taken as a whole.

The IRR is calculated based on the fair value of investments using principles and methods in accordance with GAAP and does not necessarily represent the amounts that may be realized from sales or other dispositions. Accordingly, the actual return may vary significantly upon realization.

TCW Direct Lending Strategic Ventures LLC

(A Delaware Limited Liability Company)

ADMINISTRATION

ADMINISTRATOR

TCW Asset Management Company

1251 Avenue of the Americas, Suite 4700

New York, NY 10020

(212) 771-4000

PORTFOLIO MANAGER

Richard T. Miller

Group Managing Director

INDEPENDENT AUDITORS

Deloitte & Touche LLP

555 West 5th Street

Los Angeles, CA 90013

CUSTODIAN

U.S. Bank National Association

U.S. Bank Tower

425 Walnut Street

Cincinnati, OH 45202